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                                                                  Exhibit 10(cc)
















                          MATERIAL SCIENCES CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN

                       (as amended through June 17, 1998)

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                                    ARTICLE I
                                    ---------
                                   Definitions
                                   -----------

     When used in this Plan, the terms defined below shall be construed in accordance with the definitions herein set forth unless the context clearly requires otherwise:

     1.01 Actuarial Equivalent. A benefit is the actuarial equivalent of any other benefit if the actuarial reserve required to provide the benefit is equal to the actuarial reserve required to provide such other benefit, computed on the basis of the following assumptions: an interest rate of 7% and mortality based upon the 1971 Group Annuity Tables for Males with respect to Participants, and the 1971 Group Annuity Table for Females with respect to Beneficiaries. Once determined, no adjustment for an Actuarial Equivalent shall be made because such rates, tables and procedures are changed subsequent to such determination.

     1.02 Committee. Committee means the Administrative Committee appointed to administer and interpret the Plan pursuant to Article V.

     1.03 Company. Material Sciences Corporation, a Delaware corporation, and any Related Employer which adopts this Plan with the consent of Material Sciences Corporation.

     1.04 Compensation. Compensation shall mean all compensation (including bonus pay and commissions, but excluding any Participant's share in any Company contributions to any employee benefit plan or insurance program maintained by the Company) paid during the Plan Year by the Company or a Related Entity to the Participant for services performed for the Company. Compensation shall also include Participant contributions made pursuant to a salary reduction agreement which is not includable in the gross income of the Participant under Internal Revenue Code Section 125 or 402 (a) (8).

     1.05 Disability. Disability shall mean the termination of the Participant's employment because of his total and permanent disability which, in the opinion of a physician selected by the Committee, will render the Participant unable to perform the material duties of his employment with the Company for a substantial indefinite period of time.

     1.06 Final Average Compensation shall mean the aggregate Compensation paid to the Participant for the five consecutive calendar years of the ten full calendar years preceding his Termination of Service or Retirement during which the Participant's compensation was the highest divided by 60.

     1.07 Participant. Any individual who is selected for participation hereunder and agrees to be bound by the Plan's terms and provisions in accordance with Article II.

     1.08 Related Entity. Related Entity shall mean the Company and any corporation, firm or other enterprise on or after the date such corporation or business is along with the Company a member of a controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code or a member of a group of trades or businesses under common control as defined in
Section 414(c) of the Code.

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     1.09 Retirement. Severance of the Participant's employment with the Company on or after the later of (a) the Participant's 60th birthday or (b) the tenth anniversary of his date of hire; provided, however, nothing in this Plan shall require a Participant to retire at any particular time, retirement being subject to the basic personnel policies of the Company. To the extent a Participant continues his employment with the Company beyond his 60th birthday, he may continue to participate in this Plan.

     1.10 Social Security Benefit. The Social Security Benefit shall mean the estimated monthly amount available to a Participant at age 65 (or upon actual retirement, if later) under the provisions of Title II of the Social Security Act in effect at the time of his termination of employment, without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment, subject to the following: If the Participant actually retires prior to age 65, his Social Security Benefit shall be estimated for assuming continuation of his current annual Compensation until age 65 at the same rate in effect at the date of determination. The fact that a Participant does not actually receive such amount because of a failure to apply or continuance of work, or for any other reason, shall be disregarded.

     1.11 Spouse. The Spouse of the Participant to whom the Participant was legally married for a period of one year at the time of the Participant's death.

     1.12 Termination of Service. The severance of the Participant's employment with the Company prior to his Retirement other than by reason of his death or Disability.

     1.13 Year of Service. A Participant shall be credited with one year of service on each anniversary of his date of hire provided he has been continuously employed by the Company or a Related Entity during the preceding 12 months.

                                   ARTICLE II
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                          Eligibility for Participation
                          -----------------------------

     2.01 Participation. Participation in the Plan shall be limited to those employees of the Company who are designated as Participants by the Board of Directors of the Company in their complete and absolute discretion; provided the employee so designated elects to participate in accordance with Section 2.02.

     2.02 Agreement to Participate. Each employee who is selected for participation in the Plan in accordance with Section 2.01 shall become a Participant upon the filing of a written agreement to abide by the terms and provisions of the Plan and to cooperate in providing information, availability for physical examinations and other action necessary to the proper administration of the Plan as required under Section 7.07.

                                  ARTICLE III
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                                    Benefits
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     3.01 Normal Retirement Benefit. A Participant who terminates his employment at or after the later of his attainment of age 65 or completion of 10 Years of Service shall be entitled to a monthly "Normal Retirement Benefit" for the benefit period set forth in Section 4.01 equal to the product obtained by multiplying (a) his Final Average Compensation times (b) the number of

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his Years of Service (not to exceed thirty) times (c) his Benefit Percentage (as described below), such product to be reduced by the sum of (i) and (ii):

               (i) The amount of his Social Security Benefit at the time his Normal Retirement Benefit becomes payable, reduced by 5/9 of 1% for each full month by which the benefit commencement date precedes his attainment of age 65 but not to exceed 36 months; and

               (ii) The monthly amount payable, determined at the time his Normal Retirement Benefit under the Plan would commence to the Participant, under any tax-qualified pension or retirement plan (including any Retirement Account under the Company's Savings and Investment Plan (the "SIP Plan") but not including the Employee's Regular (Matching), Before-Tax and After-Tax Accounts under the SIP
          Plan) maintained by the Company or by any other employer in the past or future. If the benefit under any such pension or retirement plan is payable in a form other than a single life annuity or commences earlier or later than the date the Normal Retirement Benefit commences hereunder, such benefit shall be adjusted to the Actuarial Equivalent of a single life annuity commencing on the date the Normal Retirement Benefit commences hereunder, reduced by 5/9 of 1% for each month by which the benefit commencement date precedes his attainment of age 65.

The Benefit Percentage applicable in computing the Normal Retirement Benefit shall be determined by the age of the Participant on his date of hire in accordance with the following schedule:


           Age at Date of Hire                      Benefit Percentage
           -------------------                      ------------------

           Under 40                                       2.00%
           40 through 49                                  2.25%
           50 or older                                    2.50%

     3.02 Early Retirement Benefit. A Participant who terminates his employment before he is entitled to a Normal Retirement Benefit, but after his qualification for Retirement shall be entitled to an Early Retirement Benefit equal to his Normal Retirement Benefit (computed in accordance with Section 3.01) reduced by a percentage based upon his age at benefit commencement payable for the period specified in Section 4.01:



                  Age at Benefit           Early Retirement Benefit
                   Commencement              Reduction Percentage
                 -----------------        ---------------------------
                        60                          25.0%
                        61                          20.5%
                        62                          16.0%
                        63                          11.5%
                        64                           7.0%

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     3.03 Termination of Service Benefit. If the Participant terminates his employment with the Company prior to his attainment of age 60 for a reason other than death or Disability but after completion of 10 Years of Service, the Participant shall be entitled to the Normal Retirement Benefit set forth in
Section 3.01 commencing upon his attainment of age 65 or with the consent of the Committee, such a Participant may request earlier commencement of his benefit (but not earlier than his qualification for Retirement), subject to the reduction provided in Section 3.02, provided the Participant is living on the benefit commencement date.

     3.04 Disability Benefit. If the Participant's termination of employment occurs as a result of a Disability, the Participant shall be entitled to the Normal Retirement Benefit provided under Section 3.01 commencing at age 65 or, at the election of the Participant, an Early Retirement Benefit provided under
Section 3.02 commencing prior to his attainment of age 65, but not earlier than his attainment of age 60, provided the Participant is living on the benefit commencement date.

     3.05 Death Benefit. In the event of the death of the Participant prior to his completion of 10 Years of Service, the Participant's Spouse shall be entitled to an amount equal to 50% of the Normal Retirement Benefit to which the Participant would have been entitled based upon his Years of Service prior to death, commencing on the earliest date on which the Participant would have been eligible for Retirement had he lived.

                                   ARTICLE IV
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                             Distribution of Benefit
                             -----------------------

     4.01 Benefit Commencement. The benefits payable under Article III shall commence as of the first day of the month following the Participant's Retirement in the case of a benefit payable under Section 3.01 or 3.02; the Participant's attainment of age 65 in the case of a benefit payable under Section 3.03 or 3.04, unless the Participant elects an earlier commencement date permitted under such sections; or the earliest date on which the Participant would have been eligible for Retirement in the case of a benefit payable under Section 3.05.

     4.02 Benefit Period.

          (a) The benefits payable under Sections 3.01, 3.02, 3.03 and 3.04 shall be paid to the Participant (or the Participant's Spouse in the event of the Participant's death after payments have commenced to the Participant) for a period ending on the earliest of the following:

               (i) the date on which a total of 120 monthly payments have been paid to the Participant or his Spouse;

               (ii) the date of death of the Participant, if the Participant has no surviving Spouse; or

               (iii) the date of death of the Participant's surviving Spouse.

          (b) The benefits payable under Section 3.05 shall be paid to the Participant's surviving Spouse for a period ending on the earlier of the following:


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          (i) the date on which 120 monthly payments have been paid to the
     Participant's surviving Spouse; or

          (ii) the date of death of the Participant's surviving Spouse.

     4.03 Lump-Sum Payment. In the sole discretion of the Committee, a benefit payable in accordance with Article III may be paid to the Participant or his surviving Spouse in a single lump sum payment which is the Actuarial Equivalent of the benefit to which the Participant or his surviving Spouse is entitled.

     4.04 Withholding: Payroll Taxes. To the extent required by the law in effect at the time payments. of benefits are made, the Company shall withhold from such payments any federal or state taxes or other amounts required by law to be withheld.

                                   ARTICLE V
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                                 Administration
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     5.01 Committee. The Board of Directors of the Company shall appoint a
Committee of one or more members to administer and interpret the Plan. Members of the Committee shall be selected by the Board in its sole discretion and any member of the Committee may be removed by the Board at any time, with or without cause. A Committee member may also be a Participant under the Plan, but no Committee member may be involved with any matter relating to his own benefits under the Plan or any other financial interest he may have under the Plan. The Committee shall have the authority to adopt, amend, interpret and enforce rules and regulations for the operation and administration of the Plan and decide or resolve any and all questions relating to the Plan.

     5.02 Agents. In the administration of the Plan, the Committee may from time to time, employ agents and delegate to them such administrative duties as it sees fit and consult with counsel who may also be counsel to the Company.

     5.03 Binding Effect. Any decision or action of the Committee relating to the Plan shall be final, conclusive and binding upon all Participants, their Spouses and any other person having any interest in the Plan.

     5.04 Claims Procedure.

          (a) If a Participant or a surviving Spouse files a claim for benefits under the Plan and such claim is wholly or partially denied, notice of the decision denying such claim shall be furnished to the claimant within 60 days of the receipt of such claim by the Committee. The notice provided shall be in writing and state the specific reasons for the denial, including specific references to the Plan document where relevant and provide a description of any additional material or information necessary for the claimant to perfect his claim, and an explanation of the Plan's review procedure.

          (b) A claimant or his duly authorized representative shall have the right to request a review of the decision of the Committee by delivering written notice to the Board of Directors of the Company within 30 days after the claimant receives notice of

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     the Committee's decision. The claimant or his duly authorized representative shall also have the right to review pertinent documents and to submit issues and comments in writing within 30 days of receipt by the claimant of the Committee's notice denying his claim. Requests for review shall be considered by the Board of Directors of the Company, who shall render their decision within 90 days of the date the request for review is filed with it. The Board shall deliver its decision in writing to the claimant providing the specific reasons for the decision.

                                   ARTICLE VI
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                      Amendment and Termination of the Plan
                      -------------------------------------

     6.01 Amendment. The Board of Directors of the Company may at any time, and from time to time, amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease any benefit accrued under the Plan as of the later of the effective date or date of adoption of such amendment.

     6.02 Termination. The Board of Directors of the Company may, at any time, in its sole discretion, terminate the Plan, provided, however, no such termination shall be effective to decrease any benefit accrued under the Plan as of the date of such termination. In the event of any termination of the Plan, the Participant or his surviving Spouse shall be entitled to a lump sum payment equal to the Actuarial Equivalent of the Normal Retirement Benefit payable pursuant to Section 3.01.

                                   ARTICLE VII
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                                  Miscellaneous
                                  -------------

     7.01 ERISA. The Plan will be maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and, therefore, is intended to be exempt from Parts 2, 3 and 4 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). It is further intended that this Plan will not cause the interest of a Participant in the Plan to be includable in his (or his surviving Spouse's) gross income prior to actual receipt of Plan benefits for purposes of the Internal Revenue Code of 1986, as amended. If the Plan is held to be subject to Parts 2, 3 or 4 of ERISA or to create current taxation of Plan Participants under the Code, by a federal court, and appeals from that holding are no longer timely or have been exhausted, this Plan shall terminate.

     7.02 Unsecured Creditor. Participants and their surviving Spouses, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their surviving Spouses, heirs, successors or assigns or held in any way as collateral for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

     7.03 Obligation to Employer. If a Participant becomes entitled to a distribution of a benefit under the Plan, and if at such time the Participant has outstanding any debt, obligation, or

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other liability representing an amount owing to the Company, or any direct or indirect parent, subsidiary or affiliate of the Company, then the Company may offset such amount owing against the amount of the benefit otherwise payable under the Plan to the Participant. Such determination shall be made by the Committee.

     7.04 Non-Competition. Notwithstanding anything contained in this Plan to the contrary, the Company shall not be obligated to make any payments under this Plan to the Participant or his surviving Spouse after the date on which (a) the Participant shall engage in or take part in any activity, whether as an employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in an over-the-counter market), director, officer or otherwise, in competition with any business conducted by the Company or a Related Entity while the Participant was employed by the Company or (b) the Participant solicits, in competition with the Company or any Related Entity, any person who is a customer of any business conducted by the Company or a Related Entity while the Participant is employed by the Company or the Participant divulges any trade secrets, customer lists or other confidential business information of the Company or a Related Entity.

     7.05 Non-Assignability. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the benefit payable under the Plan, or any part thereof, which are expressly declared to be unassignable and nontransferable. No part of the benefit shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgments, alimony, or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of a Participant' s or any other person's bankruptcy or insolvency.

     7.06 Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant or his surviving Spouse shall not have any rights against the Company except as may be otherwise specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the employ of the Company or to limit in any way the right of the Company to discipline or discharge the Participant at any time.

     7.07 Cooperation. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, by taking such physical examinations as the Company may request and by taking such other action as may be requested by the Company.

     7.08 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     7.09 Captions. The captions of the Articles and Sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

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     7.10 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Delaware.

     7.11 Validity. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been a part hereof.

     7.12 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by Registered or Certified Mail, to the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the. receipt for registration or certification.

     7.13 Successors. The provisions of the Plan shall be binding and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

                                  ARTICLE VIII
                                Change in Control

     8.01 (a) Change in Control Benefits. If there is a Change in Control (as defined in Section 8.01(b) (i)) and the Participant's employment by the Company is terminated for reasons other than Cause (as defined in Section 8.01(b) (ii)), disability, death or voluntary termination by the Participant, then the Participant shall be entitled to a Normal Retirement Benefit even though the Participant may not have yet completed 10 Years of Service and the Participant's termination shall be deemed to have occurred after the Participant's 65th birthday and the Participant shall be credited with two additional Years of Service for purposes of determining the amount of the Participant's Normal Retirement Benefit under Section 3.01 and the date on which such benefit shall begin to be paid to the Participant pursuant to Section 4.01.

     (b) Definitions.

          (i) "Change in Control" means the occurrence of any one of the following events:

               (A) there is an acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

               (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a

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          transaction described in subparagraphs (A) or (C) of this definition)
          whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (C) the stockholders of the Company approve (I) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or through the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (II) a plan of complete liquidation of the Company or an agreement for the sale or disposition of Directors called and held for such purpose (after reason able notice to Participant and an opportunity for Participant, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Participant was guilty of conduct set forth above in clauses (A) or
          (B) of the first sentence of this definition and specifying the particulars thereof in detail.

                                             Material Sciences Corporation

                                             By:
                                                --------------------------------
                                                    Chairman, President and
                                                    Chief Executive Officer


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